UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2023
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ROOT, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500 Columbus, Ohio		43215
(Address of Principal Executive Offices)		(Zip Code)
(866) 980-9431
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2023, the Compensation Committee of the Root, Inc. (the “Company”) Board of Directors determined to award equity grants to the Company’s current executive officers in the form of time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs) with a grant date of August 9, 2023.
These equity awards are made in lieu of each executive officer’s former annual long-term incentive target award. We have structured these equity grants to serve as the equity incentive compensation for our current executive officers for the full four-year vesting period of these grants, as the prior annual award program is discontinued, subject to the Compensation Committee’s discretion to adjust executive officer compensation, including in light of future company and individual performance.

The RSUs vest over four years. The PSUs vest based upon the achievement of both a time-based condition and a performance-based condition. The time-based condition with respect to the four tranches of PSUs will be met in installments on April 1, 2024, and each of the subsequent three anniversaries of that date, subject to the individual’s continued service through such dates. Stock price goals are met after the time-based condition and are based on the average closing price per share of our Class A common stock over a consecutive 45 trading day period. Any tranche of PSUs with respect to which the stock price goal has not been met as of April 1, 2028 (the final day of the performance period) will be forfeited as of such date.

If, prior to the end of the performance period, a Change in Control (as defined in our 2020 Equity Incentive Plan) occurs, then the performance period will be shortened and will end as of immediately prior to the Change in Control and, to the extent that any of the stock price requirements are achieved based on the value of the per-share consideration received by the Company’s stockholders in connection with the Change in Control, the stock price requirement (and any related service requirement) will be deemed achieved.

Subject to the terms of executive officer employment agreements, which provide for accelerated vesting in certain circumstances, unvested PSUs and unvested RSUs are forfeited upon termination of service.

Alexander Timm, our Chief Executive Officer, was granted 97,239 RSUs and 209,896 PSUs. Megan Binkley, our Chief Financial Officer, was granted 70,904 RSUs and 15,922 PSUs. Matt Bonakdarpour, our Chief Technology Officer, was granted 72,316 RSUs and 143,476 PSUs.

The Compensation Committee also approved a cash retention arrangement with Matt Bonakdarpour, the Company’s Chief Technology Officer, with a cash payment in the amount of $750,000 to be paid in August 2023. Mr. Bonakdarpour will be required to repay all or a portion of the cash payment should he resign other than for good reason or be terminated for cause, as defined in his Executive Employment Agreement, on or prior to August 9, 2025. The cash retention agreement between the Company and Mr. Bonakdarpour is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Executive Retention Agreement between Matt Bonakdarpour and Root, Inc., dated August 9, 2023.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Dated: August 11, 2023
	By:	/s/ Alexander Timm
Alexander Timm
Chief Executive Officer and Director